UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 31, 2005

IMMUCOR, INC.

(Exact name of registrant as specified in its charter)

Georgia	0-14820	22-2408354
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3130 Gateway Drive P.O. Box 5625 Norcross, Georgia	30091-5625
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code, is (770) 441-2051

Not applicable

(Former name or former address,

if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05                                             Costs Associated with Exit or Disposal Activities.

On October 31, 2005 the Board of Directors of Immucor, Inc. (the “Company”) approved a plan to close the Company’s Houston, Texas manufacturing facility.  A press release dated November 3, 2005 announcing this decision is filed as Exhibit 99.1 hereto.

The decision to close the facility was driven by a number of factors including, in particular, the expense of operating two separate FDA licensed manufacturing facilities.  This closure, which is subject to certain regulatory approvals, is scheduled to occur in December 2007.

As a result of this closure plan, the Company expects to incur an estimated after-tax charge to earnings of approximately $2.0 million to $3.0 million, including approximately $1.5 million to $2.0 million in estimated after-tax asset impairment charges (see Item 2.06 below for further discussion). The remaining projected after-tax closure costs of approximately $0.5 million to $1.0 million consists of approximately $0.3 million to $0.6 million in costs to consolidate operations and relocate associated employees and approximately $0.2 million to $0.4 million in one-time employee termination costs.  The employee relocation costs will be expensed when incurred.  The one-time termination costs will be expensed ratably over the related required service period and consist of approximately $0.1 million to $0.3 million in stay-on bonuses and approximately $0.1 million in severance payments and outplacement assistance.

Net cash outlays related to the consolidation of operations, relocation of employees, and employee termination costs are expected to be approximately $1.0 million to $1.5 million to be paid out over the next two years.  These net cash outlays do not include expected net proceeds from the disposal of the land and building of approximately $1.0 million to $1.4 million.

Item 2.06                                             Material Impairments.

As discussed above in Item 2.05, the Company will record an after-tax impairment charge of approximately $1.5 million to $2.0 million resulting from the decision to close the Houston facility.  This after-tax charge consists of approximately $1.2 million to $1.7 million related to the land and building occupied by the Houston facility based on a third-party appraisal, $0.2 million related to equipment utilized at the Houston facility, and $0.1 million in costs related to compliance with ISO standards. These impairment charges will reduce income from continuing operations for the quarter ending November 30, 2005.

Item 9.01.                                          Financial Statements and Exhibits.

(c)  Exhibits

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release dated November 3, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IMMUCOR, INC.

Date:	November 3, 2005	By:	/s/ Patrick D. Waddy
Patrick D. Waddy
Vice President—Interim Chief Financial Officer and Secretary

EXHIBIT LIST

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release dated November 3, 2005.